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                                [LETTERHEAD]




                Consent of Duff & Phelps Credit Rating Co.

We hereby consent to the references to our name under the Caption "Rating of Fund Shares" in the form of prospectus to be included in Post-Effective Amendment No. 20 to the Registration Statements on Form N-1A of Command Government Fund and Command Money Fund (the "Fund's") and to the filing of this consent with the Securities and Exchange Commission as an exhibit to such Post-Effective Amendment.

September 24, 1999                     Duff & Phelps Credit Rating Co.


                                       By:   /s/ Daryl R. Leehaug
                                       --------------------------------
                                       Name: Daryl R. Leehaug
                                       Title: Senior Vice President